Exhibit 23.2
Consent of Independent Registered Certified Public Accounting Firm
We consent to the incorporation by reference in Registration Statements (Nos. 333-113528 and 333-114680) on Form S-8 of Horne International, Inc. of our report, dated March 10, 2006, except for Note 3 — M&M Engineering, Ltd. and Note 17 as to which the date is March 30, 2007, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Horne International, Inc. for the year ended December 31, 2006.
/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
Orlando, Florida
March 30, 2007

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